Center Bancorp, Inc. and ConnectOne Bancorp, Inc. to Merge, Creating

New Jersey’s Premier Community Bank

Combined Company to be Named ConnectOne Bancorp with $3 Billion in Assets

Company Release - 01/21/2014 07:01

UNION, N.J. and ENGLEWOOD CLIFFS, N.J., -- (GLOBAL NEWSWIRE) -- 01/21/14 – Center Bancorp, Inc. (NASDAQ: CNBC, or “Center”) and ConnectOne Bancorp, Inc. (NASDAQ: CNOB, or “ConnectOne”) today jointly announced that they have entered into a definitive agreement to merge, in a transaction valued at $243 million, based on the closing price of Center common stock on January 17, 2014.

Based on financial results as of December 31, 2013, the combined company will have approximately $3.0 billion in total assets, $2.3 billion in total deposits and $2.1 billion in total loans with 24 branch locations across northern New Jersey. On a pro forma basis, the combined bank will be the fourth largest New Jersey headquartered banking institution in the markets it serves and will be focused on serving middle market commercial businesses in some of the most affluent counties in the state.

Under the terms of the merger agreement, which has been approved by both companies’ boards of directors, ConnectOne shareholders will receive a fixed exchange ratio of 2.6 shares of Center common stock for each share of ConnectOne common stock. Upon closing, Center shareholders will own approximately 54% of the combined company’s stock, while ConnectOne shareholders will own approximately 46%. The merger is expected to generate fully phased-in annual cost savings of approximately $7.0 million or approximately 14% of the expected combined expense. The merger is expected to be accretive to both Center’s and ConnectOne’s earnings per share in 2015, excluding the impact of potential revenue enhancement opportunities. Additionally, it is anticipated that the combined company’s capital ratios will remain well in excess of regulatory minimums and that the combined company will have sufficient capital to continue its growth strategy.

“We are excited to announce the combination of two high performing New Jersey community banks,” said Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer. “Both banks have a demonstrated track record of strong financial performance, exceptional customer services and commitment to the communities that we serve. We believe together, with our increased scale, expanded geographic footprint and investments in technology, we are well positioned to serve the marketplace and continue to be the bank of choice for middle market commercial businesses.”

Anthony Weagley, Center’s Chief Executive Officer said, “This merger creates value for the shareholders, customers and employees of both companies, while continuing to be an important contributor to the communities in which we operate. The compatible cultures of our two organizations make this partnership a natural fit. We are excited about our combined growth prospects and believe we are well positioned in the marketplace to continue our industry leading growth.”

The combined company’s leadership team will be assembled from both organizations with ConnectOne’s Frank Sorrentino serving as Chairman, Chief Executive Officer and President and William S. Burns serving as Chief Financial Officer. Center Bancorp’s Anthony Weagley will serve as Chief Operating Officer of the combined organization. Other key executive positions will be drawn from the senior management of both organizations. Additionally, the Board of Directors of the combined company is expected to have 12 members, comprised of an equal number of current directors of Center and ConnectOne, respectively.

Upon closing, Union Center National Bank, the bank subsidiary of Center, will merge with and into ConnectOne Bank, the bank subsidiary of ConnectOne. ConnectOne Bank will continue to use the ConnectOne name and the holding company will change its name to ConnectOne Bancorp, Inc. Trading on the NASDAQ Global Select Market will be under the symbol “CNOB.”

The transaction is expected to close either late in the second calendar quarter or early in the third calendar quarter of 2014. The transaction, which is intended to be structured as a tax-free exchange of shares, is subject to approval by the shareholders of both companies, regulatory approval and certain other customary closing conditions.

Keefe, Bruyette & Woods, a Stifel Company, served as financial advisor to Center Bancorp, Inc. and rendered a fairness opinion in connection with the transaction to Center. Lowenstein Sandler LLP is acting as Center’s legal counsel. FinPro Capital Advisors, Inc. served as financial advisor to ConnectOne. Raymond James & Associates, Inc. rendered a fairness opinion in connection with the transaction to ConnectOne. Windels, Marx, Lane & Mittendorf, LLP and Sullivan & Cromwell LLP are serving as ConnectOne’s legal counsel.

Investor Information and Conference Call

An investor presentation discussing the proposed transaction will be available for download by approximately 8:00 am EST on Tuesday, January 21, 2014 at either the "Investor Relations" section of Center’s website at http://www.centerbancorp.com/ or at the "For Shareholders" section of ConnectOne’s website at http://ir.connectonebank.com/.

A joint conference call to discuss the transaction is scheduled for 10:00 a.m. EST, Tuesday January 21, 2014. Interested parties are invited to listen in by dialing 480-629-9645 and providing pass code 4663619. Participants should dial in a few minutes before the call is scheduled to begin. A telephone replay of the conference call will be available one hour after the call through Tuesday, January 28, 2014 by dialing 303-590-3030 and providing pass code 4663619.

A live audio webcast of the conference call can be accessed at either the "Investor Relations" section of Center’s website at http://www.centerbancorp.com/ or at the "For Shareholders" section of ConnectOne’s website at http://ir.connectonebank.com/. The audio webcast will be archived and available online on each company's website for at least 90 days following the event.

About Center Bancorp

Center Bancorp, Inc. is a bank holding company, which operates Union Center National Bank, its main subsidiary. Chartered in 1923, Union Center National Bank is one of the oldest national banks headquartered in the state of New Jersey and now ranks as the third largest national bank headquartered in the state. Union Center National Bank is currently the largest commercial bank headquartered in Union County. Its primary market niche is its commercial banking business. The Bank focuses its lending activities on commercial lending to small and medium-sized businesses, real estate developers and high net worth individuals. The Bank currently operates 16 banking locations in Bergen, Mercer, Morris and Union Counties in New Jersey.

About ConnectOne Bank

ConnectOne Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005 by local community and business leaders to provide the highest level of personalized banking services. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its seven other banking offices.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release (including without limitation statements regarding the pro forma effect of the proposed transaction, annual cost savings, anticipated expense totals, the accretive nature of the proposed transaction, revenue enhancement opportunities, anticipated capital ratios and capital, positioning, value creation, growth prospects and timing of the closing) constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Center and ConnectOne, including future financial and operating results, and the combined company's plans, objectives, expectations and intentions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. Center and ConnectOne assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Center’s and ConnectOne's reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Center and ConnectOne shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Center and ConnectOne businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Center's stock price before closing, including as a result of the financial performance of ConnectOne prior to closing; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger, Center will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a joint proxy statement of Center and ConnectOne and a prospectus of Center, as well as other relevant documents concerning the proposed transaction. Center and ConnectOne will each mail the joint proxy statement/prospectus to its stockholders. SHAREHOLDERS OF CENTER AND CONNECTONE ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER IN THEIR ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other filings containing information about Center and ConnectOne at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Center's website at www.centerbancorp.com under the tab "Investor Relations," and then under the heading "SEC Filings" or at ConnectOne's website at www.connectonebank.com under the tab "Investor Relations," and then under the heading "SEC Filings."

Center, ConnectOne and certain of their respective directors and executive officers, under the SEC's rules, may be deemed to be participants in the solicitation of proxies of Center and ConnectOne's shareholders in connection with the proposed merger. Information regarding the directors and executive officers of Center and their ownership of Center common stock is set forth in the proxy statement for Center's 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 15, 2013. Information regarding the directors and executive officers of ConnectOne and their ownership of ConnectOne common stock is set forth in the proxy statement for ConnectOne’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 8, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Center Investor Contact:

Joseph D. Gangemi

Senior VP & Investor Relations Officer, Center

908.206.2863; jgangemi@ucnb.com

ConnectOne Investor Contact:

William S. Burns

Executive VP & CFO, ConnectOne

201.816.4474; bburns@cnob.com

Media Contact:

Rachel Gerber, MWW

917.328.3277; rgerber@mww.com